                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement             / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             ROY F. WESTON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             ROY F. WESTON, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, schedule or registration statement no.:

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(3) Filing party:

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(4) Date filed:

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
                                    [LOGO]


                           ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           ------------------------


                                                                    1 Weston Way
                                                     West Chester, PA 19380-1499
                                                                   April 3, 1995

TO ALL HOLDERS OF SHARES OF SERIES A COMMON STOCK AND
COMMON STOCK OF ROY F. WESTON, INC.

         The 1995 annual meeting of the shareholders of Roy F. Weston, Inc. will be held at the offices of the Company, 1 Weston Way, West Chester, Pennsylvania, on May 8, 1995, at 11:00 a.m. local time, to consider and take action on the following matters:

         (1) Election of 12 directors to serve for the ensuing year and until their successors shall have been duly chosen and qualified.

         (2) Proposed amendment to the Company's Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder.

         (3)  Such other business as may properly be brought before the meeting.

         The Board of Directors has fixed March 17, 1995, as the record date, and only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

         A proxy statement is set forth on the following pages, and a proxy form is enclosed herewith.

         PLEASE COMPLETE, SIGN, DATE, AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                           By Order of the Board of Directors,


                                           Steven V. Abramson
                                           Corporate Secretary

                              ROY F. WESTON, INC.
                                PROXY STATEMENT
                    FOR 1995 ANNUAL MEETING OF SHAREHOLDERS


         This statement is furnished to shareholders by the Board of Directors of Roy F. Weston, Inc. (the "Company") in connection with the solicitation of proxies by the Company for use at the annual meeting of shareholders to be held on May 8, 1995 and at any adjournment thereof. The Company's principal executive offices are located at 1 Weston Way, West Chester, Pennsylvania 19380-1499.

         It is anticipated that the proxy statement and the accompanying form of proxy will be first mailed to shareholders on or about April 3, 1995. The expense of this solicitation will be paid by the Company. In addition to solicitation by mail, some officers, directors, and regular employees of the Company may solicit proxies by telephone or in person.

         The proxy may be revoked by a shareholder at any time before its exercise, by giving written notice of such revocation to the Secretary of the Company. In addition, a shareholder who attends the meeting in person may vote by ballot at the meeting, thereby revoking any proxy previously given. The persons named in the enclosed proxy will vote as directed therein. In the absence of such direction, the persons named in the enclosed proxy will vote as stated below with respect to the election of directors and in favor of the proposed amendment to the Employee Stock Purchase Plan. As to other items of business that may arise at the meeting, they will vote in accordance with their best judgment.

         At the close of business on March 17, 1995 (the "Record Date"), the Company had outstanding 2,111,784 shares of Common Stock and 7,422,874 shares of Series A Common Stock. Each share of Common Stock outstanding on the Record Date will entitle the holder to one vote per share, and each share of Series A Common Stock outstanding will entitle the holder to one-tenth of one vote per share on each matter to be acted upon at the meeting. Shareholders do not have cumulative voting rights in the election of directors. Nominees for directors must receive a plurality of the votes cast at the meeting to be elected. Abstentions are not counted in determining the number of votes for the election of directors.


                             PRINCIPAL SHAREHOLDERS

         The table set forth on the following page shows, as of February 17, 1995, certain information regarding the beneficial ownership of the Company's Common Stock and Series A Common Stock by each person known by the Company to beneficially own more than 5% of any class of the Company's capital stock, each of the Company's directors and director nominees, each of the named executive officers, and all directors and executive officers of the Company as a group. Unless otherwise noted, the persons named on the table have sole voting and investment power with respect to all of the shares owned by them.

        NAME AND                          NUMBER OF SHARES     NUMBER OF SHARES OF       PERCENTAGE OF
       ADDRESS OF                            OF COMMON          SERIES A COMMON          CAPITAL STOCK
    BENEFICIAL OWNER                           STOCK           STOCK BENEFICIALLY
          (1)                               BENEFICIALLY            OWNED (2)
                                             OWNED (2)

Trustee under the
Roy F. Weston, Inc.
Employee Savings
Plan(4)                                             --             1,433,175                 15.0%
Trustees under the
Voting Trust Agreement
dated June 30, 1986(5)                       1,454,389                    --                 15.2%
RFW Partnership, Ltd.(6)                       438,081                    --                  4.6%
The TCW Group, Inc.(7)                              --               598,063                  6.3%
Pioneering Management Corp.(8)                      --               554,000                  5.8%
FMR Corp.(9)                                        --               536,100                  5.6%
Radnor Capital Management, Inc.(10)                 --               408,900                  4.3%
Roy F. Weston(6)                               573,986                70,593                  6.8%
A. Frederick Thompson(5)                            --                 2,450                     *
William J. Marrazzo                                 --                42,443(11)                 *
Peter J. Marks                                  13,000                13,904(11)                 *
M. Christine Murphy                                 --                21,460(11)                 *
Steven C. Vorndran                                  --                24,052(11)                 *
M. Salah Abdelhamid                                 --                13,517(11)                 *
John W. Thorsen                                     --                 8,589(11)                 *
Vishwa K. Varma                                     --                 6,546(11)                 *
Joseph Bordogna                                     --                 1,000                     *
Henry L. Diamond                                    --                 2,000                     *
Katherine S. Fittipaldi(5)                          --                 1,510                     *
Bernard D. Goldstein                                --                    --                    --
Robert G. Jahn(5)                                  100                    --                     *
James E. Ksansnak                                   --                    --                    --
Marvin O. Schlanger                                 --                 2,000                     *

All directors and
executive officers as
a group (4 persons with
respect to Common
Stock and 14 persons
with respect to Series A
Common Stock)(12)                            2,041,475               217,140(11)             23.7%

                                            PERCENTAGE OF        PERCENTAGE OF       PERCENTAGE OF
                                               COMMON              SERIES A            AGGREGATE
                                                STOCK               COMMON            VOTING POWER
                                                                     STOCK                (3)


Trustee under the
Roy F. Weston, Inc.
Employee Savings
Plan(4)                                            --                 19.3%                  5.0%
Trustees under the
Voting Trust Agreement
dated June 30, 1986(5)                          68.9%                   --                  50.9%
RFW Partnership, Ltd.(6)                        20.7%                   --                  15.3%
The TCW Group, Inc.(7)                             --                 8.0%                   2.1%
Pioneering Management Corp.(8)                     --                 7.5%                   1.9%
FMR Corp.(9)                                       --                 7.2%                   1.9%
Radnor Capital Management, Inc.(10)                --                 5.5%                   1.4%
Roy F. Weston(6)                                27.2%                    *                  20.4%
A. Frederick Thompson(5)                           --                    *                      *
William J. Marrazzo                                --                    *                      *
Peter J. Marks                                      *                    *                      *
M. Christine Murphy                                --                    *                      *
Steven C. Vorndran                                 --                    *                      *
M. Salah Abdelhamid                                --                    *                      *
John W. Thorsen                                    --                    *                      *
Vishwa K. Varma                                    --                    *                      *
Joseph Bordogna                                    --                    *                      *
Henry L. Diamond                                   --                    *                      *
Katherine S. Fittipaldi(5)                         --                    *                      *
Bernard D. Goldstein                               --                   --                     --
Robert G. Jahn(5)                                   *                   --                      *
James E. Ksansnak                                  --                   --                     --
Marvin O. Schlanger                                --                    *                      *

All directors and
executive officers as
a group (4 persons with
respect to Common
Stock and 14 persons
with respect to Series A
Common Stock)(12)                               96.7%                 2.9%                  72.0%

 *       Less than 1%.

(1) Except as indicated below, the business address of the beneficial owners is c/o Roy F. Weston, Inc., 1 Weston Way, West Chester, PA 19380-1499.

(2) A beneficial owner of securities is one who, directly or indirectly, has or shares with others: (a) the power to vote or direct the voting of such securities; or (b) investment power with respect to such securities, which includes the power to dispose or direct the disposition of such securities. A person is deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of February 17, 1995, including but not limited to, the right to acquire through the exercise of any option, warrant, or right or through the conversion of a security.

(3) Aggregate voting power is calculated by multiplying the total number of shares of Common Stock and Series A Common Stock outstanding by one vote and one-tenth of one vote per share, respectively.

(4) Vanguard Fiduciary Trust Company is the trustee under the Roy F. Weston, Inc. Employee Savings Plan, and is located at P.O. Box 2900, Valley Forge, PA 19482.

(5) A. Frederick Thompson, Robert G. Jahn, and Katherine Swoyer Fittipaldi share voting power over 1,454,389 shares of Common Stock as co-trustees under the Voting Trust Agreement dated June 30, 1986 (the "Voting Trust"). The Voting Trust will continue in effect until June 1996, unless sooner terminated by a majority of the trustees. The Common Stock held by the Voting Trust is being held in the Voting Trust for the following beneficial shareholders: Susan W. Thompson, the spouse of A. Frederick Thompson and daughter of Roy F. Weston, 351,083 shares; Katherine Swoyer Fittipaldi, daughter of Roy F. Weston, 353,813 shares; A. Frederick Thompson, 45,255 shares; Madeleen
         E. Weston, spouse of Roy F. Weston, 4,095 shares; and the six grandchildren of Roy F. Weston, three of whom are the children of Susan W. and A. Frederick Thompson and three of whom are the children of Katherine Swoyer Fittipaldi and the late Thomas M. Swoyer, each 116,690.5 shares.

(6) RFW Partnership, Ltd., is a partnership in which RFW Enterprises, Ltd., Susan Thompson and Katherine Swoyer Fittipaldi are general partners. Mr. Roy F. Weston is president of RFW Enterprises, Ltd. and is deemed to beneficially own such shares, which are included in the amount of common stock beneficially owned by him.

(7) The Company received a copy of Schedule 13G, dated January 21, 1995, filed with the Securities and Exchange Commission by The TCW Group, Inc., 865 South Figueroa Street, Los Angeles, CA 90017. The TCW Group, Inc. had sole voting and dispositive power over 598,063 shares.

(8) The Company received a copy of Schedule 13G, dated January 17, 1995, filed with the Securities and Exchange Commission by Pioneering Management Corporation, 60 State Street, Boston, MA 02114. Pioneering Management Corporation had sole voting power over 554,000 shares and sole dispositive power over 226,000 shares and shared dispositive power over 328,000 shares, as investment adviser to an investment company that beneficially owns such shares.

(9) The Company received a copy of Schedule 13G, dated February 13, 1995, filed with the Securities and Exchange Commission by FMR Corp., 82 Devonshire Street, Boston, MA 02109. FMR Corp. had sole dispositive power over 536,100 shares and sole voting power over 120,900 shares as investment adviser to various investment companies that beneficially own such shares.

(10) The Company received a copy of Schedule 13G, dated February 10, 1995, filed with the Securities and Exchange Commission by Radnor Capital Management, Inc., Two Radnor Corporate Center, 100 Matsonford Road, Radnor, PA 19087. As of December 31, 1994, Radnor Capital Management had sole power to vote and dispose 356,400 shares and shared power to vote and dispose 52,500 shares, as an investment advisor.

(11) Includes the following number of shares which may be obtained upon the exercise of options exercisable within 60 days of February 17, 1995:
         William J. Marrazzo, 18,400 shares; Peter J. Marks, 12,080 shares; M. Christine Murphy, 12,960 shares; Steven C. Vorndran, 16,100 shares; M. Salah Abdelhamid, 8,380 shares; John W. Thorsen, 7,040 shares; Vishwa
         K. Varma, 5,280; and all directors and executive officers as a group, 84,560 shares.

(12) In determining the number of shares held by officers and directors as a group, shares beneficially owned by more than one officer or director have been counted only once.


                       NOMINEES FOR ELECTION AS DIRECTORS

         The persons named in the enclosed proxy intend to vote for the nominees for directors named below to serve for a one-year term and until their respective successors are elected and qualified. Each nominee has consented to being nominated and to serve if elected. If any nominee should subsequently decline or be unable to serve, the persons named in the proxy will vote for the election of such substitute nominee as shall be named by the Board of Directors.

         The following sets forth pertinent information with respect to nominees for director:

A. FREDERICK THOMPSON, PH.D., P.E., 53, CHAIRMAN OF THE BOARD. DIRECTOR SINCE 1975. Dr. Thompson has been the Chairman of the Board since October 1991, having previously served as Vice Chairman from 1989 to 1991, and as Executive Vice President from 1987 to 1990, Vice President, Quality Assurance and Finance from 1980 to 1987, and Assistant Secretary from 1980 to 1990. He also served as President of Cardinal Indemnity Company of North America, a wholly-owned subsidiary of the Company, from 1988 to 1991 and is a director of Weston International, a wholly-owned subsidiary of the Company. Dr. Thompson is a son-in-law of Mr. Weston, and a brother-in-law of Mrs. Fittipaldi.

WILLIAM J. MARRAZZO, 45, PRESIDENT AND CHIEF EXECUTIVE OFFICER. DIRECTOR SINCE 1988. Mr. Marrazzo has been the President of the Company since September 1990
and the Chief Executive Officer since October 1991.   Mr. Marrazzo is also
Chairman of the Board of Weston International. He served as Chief Operating Officer from 1989 to 1991 and as Executive Vice President from 1989 to 1990. Mr. Marrazzo joined the Company in 1988 as a Vice President and a Division Manager. He served as Chairman and President of Weston Services, Inc. from 1990 to 1991. Weston Services, Inc. was a wholly-owned subsidiary until December 31, 1991, when it merged into the Company. From 1980 to 1988, he was the Commissioner of the Water Department for the City of Philadelphia, with responsibility for its complete management. Financially independent from the City of Philadelphia, the Water Department is one of the nation's largest water and wastewater utilities.

ROY F. WESTON, P.E., 83, CHAIRMAN EMERITUS. DIRECTOR SINCE 1957. Mr. Weston has been the Chairman Emeritus since October 1991, after serving for more than 35 years as Chairman of the Board and Chief Executive Officer of the Company. He also served as President from December 1989 to September 1990 and during the periods 1957 to 1972 and 1977 until 1984. Mr. Weston is the founder of Roy F. Weston, Inc. Mr. Weston is the father of Katherine Swoyer Fittipaldi and the father-in-law of A. Frederick Thompson.

JOSEPH BORDOGNA, PH.D., 62, DIRECTOR FOR ENGINEERING, NATIONAL SCIENCE FOUNDATION. DIRECTOR SINCE 1983. Dr. Bordogna is currently on leave from the University of Pennsylvania, with which he has been affiliated since 1964, most recently serving as Dean Emeritus and Alfred Fitler Moore Professor of Engineering. Previously, he served as Dean of Engineering and Applied Science from 1981 to 1990. Currently, Dr. Bordogna is serving as Director for Engineering at the National Science Foundation in Washington, DC.

HENRY L. DIAMOND, ESQ., 62, PARTNER, BEVERIDGE & DIAMOND, P.C., LOCATED IN WASHINGTON, DC. DIRECTOR SINCE 1990. Mr. Diamond has been a partner with Beveridge & Diamond, P.C., a national firm specializing in environmental affairs and related litigation, since 1975. From 1970 to 1975, Mr. Diamond served as the Commissioner of the Department of Environmental Conservation of the State of New York.

KATHERINE SWOYER FITTIPALDI, 47. DIRECTOR SINCE 1992. Mrs. Fittipaldi is a major shareholder of the Company, a daughter of Mr. Weston, and a sister-in-law of Dr. Thompson. Mrs. Fittipaldi is owner and president of International Corporate Travel Services, Inc., a travel agency formed in 1994.

ROBERT G. JAHN, PH.D., 65, DEAN EMERITUS OF THE SCHOOL OF ENGINEERING AND APPLIED SCIENCE AND PROFESSOR OF AEROSPACE SCIENCES, PRINCETON UNIVERSITY. DIRECTOR SINCE 1988. Dr. Jahn has been affiliated with Princeton University's School of Engineering and Applied Sciences since 1962. Currently holding the position of Dean Emeritus, he served as Dean from 1971 to 1986. Dr. Jahn has been a Professor of Aerospace Sciences since 1967. He is a director of Hercules, Incorporated.

JAMES E. KSANSNAK, CPA, 55, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER, ARAMARK CORPORATION. Mr. Ksansnak has served as Executive Vice President and Chief Financial Officer of ARAMARK, a service management company, since 1991 and is responsible for financial matters, planning and development, tax, internal audit and information technology. Previously, he was Senior Vice President and Chief Financial Officer from 1987 to 1991 and Senior Vice President from 1986 to 1987 of ARAMARK. Before joining ARAMARK, Mr. Ksansnak had been a partner with Arthur Andersen & Co. since 1971. He is a director of CSS Industries, Inc.

PETER J. MARKS, 53, EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER. DIRECTOR SINCE 1994. Mr. Marks has been in his current position since November 1994, having served previously as Manager of the Environmental and Health Sciences Division since 1989 and has been a Vice President since 1979. Mr. Marks is also a director of Weston International, a wholly-owned subsidiary of the Company.

M. CHRISTINE MURPHY, CPA, 46, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER. DIRECTOR SINCE 1990. Ms. Murphy joined the Company in September 1990. She has been the Executive Vice President, Quality Assurance and Finance since 1990 and Chief Financial Officer since November 1991. She is also the Chairman and President of Cardinal Indemnity Company of North America; Roy F. Weston (Delaware), Inc. and Roy F. Weston (IPR), Inc., wholly-owned subsidiaries of the Company; and a director of Weston International, a wholly-owned subsidiary of the Company. From 1985 to 1989, Ms. Murphy served as the Revenue Commissioner for the City and School District of Philadelphia. Prior to that time, she was a partner with Arthur Young & Co., a predecessor of Ernst & Young. Ms. Murphy was with Arthur Young & Co. from 1971 to 1985. Ms. Murphy is a director of CoreStates Bank, N.A., a subsidiary of CoreStates Financial Corp.

MARVIN O. SCHLANGER, 47, EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER, ARCO CHEMICAL COMPANY. DIRECTOR SINCE 1990. Mr. Schlanger has served as Executive Vice President and Chief Operating Officer of ARCO Chemical Company, a producer of intermediate and specialty chemicals since 1994. Previously, he was Senior Vice President, since 1989; Chief Financial Officer from 1989 to 1992; and Vice President, Worldwide Business Management from 1988 to 1989 of ARCO Chemical Company. He is a director of ARCO Chemical Company.

STEVEN C. VORNDRAN, 47, EXECUTIVE VICE PRESIDENT OF CORPORATE DEVELOPMENT. DIRECTOR SINCE 1991. Mr. Vorndran has been in his current position since November 1994, having served previously as Executive Vice President and Chief Operating Officer since October 1991, as Vice President from 1989 to 1990, when he joined the Company, and as Manager of the Federal Programs Division of the Company from 1990 to 1991. Mr. Vorndran is also President and a director of Weston International, a wholly-owned subsidiary of the Company. From 1982 to 1989, Mr. Vorndran was with Westinghouse Electric Corporation, where he served as a manager responsible for the development of thermal technologies, related engineering, and technical functions.


                      BOARD ORGANIZATION AND COMPENSATION

ORGANIZATION

         The Company's Board of Directors held five meetings during 1994. Each incumbent director attended at least 75% of the aggregate of all meetings of the full Board and of all committees of the Board on which he or she served.

         The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating Committee.

         The Executive Committee held 21 meetings during 1994, and its members are A. Frederick Thompson (Chairman), M. Salah Abdelhamid, Peter J. Marks, William J. Marrazzo, M. Christine Murphy, John W. Thorsen, Vishwa K. Varma, Steven C. Vorndran, and Roy F. Weston. The Executive Committee has the powers and authority of the Board of Directors in the intervals between Board of Directors' meetings, except to the extent limited by applicable law.

         The Audit Committee held five meetings during 1994, and its members are Joseph Bordogna (Chairman), Katherine Swoyer Fittipaldi, Robert G. Jahn, and Marvin O. Schlanger. The Audit Committee has the following functions: to recommend annually to the Board a firm of independent accountants for appointment as auditors of the Company; to review and approve the fees paid to the independent accountants; to review with the independent accountants the scope and results of each annual audit; and to review recommendations made by the independent accountants, the internal audit department, and the Company's financial officers.

         The Compensation Committee held three meetings during 1994, and its members are Marvin O. Schlanger (Chairman), Joseph Bordogna, Henry L. Diamond, Bernard D. Goldstein, and Roy F. Weston. The Compensation Committee is responsible for the determination and review of the compensation of the executive officers of the Company. The Compensation Committee provides background information and recommendations to the Board of Directors concerning compensation, incentive, and benefit policies for the Company and their relationship to other comparable enterprises. The Compensation Committee is also responsible for developing and maintaining a management succession program.

         The Nominating Committee held one meeting during 1994, and its members are Robert G. Jahn (Chairman), Marvin O. Schlanger, and Roy F. Weston. The Nominating Committee of the Board is responsible for providing advice to the Chairman of the Board concerning the selection of directors for the Company prior to their election by the shareholders. The Nominating Committee will consider all nominees or requests for nomination to the Board of Directors which are submitted to the Nominating Committee, consistent with the guidelines established by the Company.

COMPENSATION

         Directors who are employees of the Company receive no additional compensation for their services as a director. Directors who are not employees of the Company receive an annual retainer of $4,000 and are paid $1,500 plus travel expenses for each Board meeting and for each Committee meeting they attend that is not held on the same day as a meeting of the Board.


                       EXECUTIVE MANAGEMENT COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors of Roy F. Weston, Inc. (the "Committee") is pleased to present its report on executive compensation. This Committee report outlines the components of the Company's Executive Officer compensation programs, including the specific relationship of corporate performance to executive compensation, and describes the Committee's basis for the Chief Executive Officer's (CEO) compensation for 1994.

                     EXECUTIVE OFFICER COMPENSATION POLICY

         It is the philosophy of the Company to ensure that executive compensation be directly linked to continuous improvements in corporate performance and increases in shareholder value focusing on the following concepts:

         _ A competitive total compensation package to attract and retain key executives.

         _ Compensation programs integrated with the Company's annual and long-term objectives.

         _ Compensation opportunities that are directly linked with the performance of the Company.

         _ Executive compensation aligned with the interests of the shareholders.

                        COMPENSATION PROGRAM COMPONENTS

         In 1994, the cash compensation of the executive officers was composed primarily of two elements: a Base Salary and a Salary-at-Risk (SAR). The Company's SAR program is an incentive compensation program under which a portion of a participant's "full salary" is "at risk," subject to personal and corporate performance. The portion of a participant's salary that is at risk is termed the Guideline SAR and is expressed as a percentage of a participant's Base Salary. A participant's full salary is equal to the aggregate of the participant's Base Salary plus Guideline SAR. The Committee sets full salary at the competitive ranges offered at comparable companies in the same industry and of similar size and complexity. In determining appropriate compensation levels, the Committee obtained and utilized compensation surveys and comparative analyses of compensation data provided by the Company's human resources staff, outside compensation consultants, and other sources. An executive can receive between zero and twice his/her Guideline SAR, depending upon performance in relation to established corporate and personal goals. In 1994, the executive officers' Guideline SARs ranged from 30% to 50% of their Base Salary. The quarterly SAR compensation payments are determined by a review of two factors: a corporate profitability factor and a personal performance factor. The higher an executive ranks within the organization, the more weight is given to the corporate profitability factor. The corporate profitability factor relates solely to corporate profits, or "contribution" earned during the quarter and the preceding quarter as compared to those quarters' minimum, target, and maximum contribution goals as set annually by the Board of Directors. The personal performance factor is a qualitative measurement of each participant's individual quarterly performance. Thus, to the extent that the Company achieves its target corporate profitability goals, and the executive meets his/her personal performance goals, an executive officer's compensation should be commensurate with that provided to similarly situated executive officers at comparable companies. If the Company does not achieve its corporate profitability goals, an executive could generally expect to receive less than the amount paid by comparable companies for his/her services. However, if the Company exceeds the corporate profitability factor, an executive can generally expect to earn more than comparable peer group salary. The Company can also pay annual incentive awards under its Superior Performance Plan to certain executive officers based on the amount by which profits exceed the predetermined corporate goals.

         The Company also believes that its executive officers should have the opportunity to benefit from the long-term appreciation of the Company's securities, and, accordingly, has instituted a stock-based incentive compensation plan for its executive officers and certain other officers. The determination of the option grants and other awards are made by the Committee upon review of the executive's performance, salary grade, and the achievement of corporate goals.

         The compensation of Mr. Marrazzo as Chief Executive Officer was based upon a combination of quarterly performance indicators and long- term increase in shareholder value. In 1994, Guideline SAR was equal to 50% of his Base Salary. A percentage of the SAR payment was based upon a corporate profitability factor, which was directly related to corporate earnings. No payments were made during 1994 pursuant to this factor. The remainder of his SAR payment was based upon the qualitative analysis of Mr. Marrazzo's personal performance factor which was primarily based upon subjective evaluation of the development of long term increases in shareholder value. While the establishment and development of new business initiatives during the year are intended to lead to long term increases in shareholder value, insofar as the financial results for 1994 did not meet the expectations set in the Company's 1994 operating plan, the SAR payments made to the CEO for 1994 totaled $25,200, 10% of his Base Salary. To enable the CEO to benefit from the alignment of the executive's personal interests with those of the shareholders, in 1992 the CEO was granted 20,000 shares of restricted Series A Common Stock, which vest in April 1997, provided that Mr. Marrazzo remains employed by the Company, subject to earlier partial vesting in the event of the termination of Mr. Marrazzo's employment by the Company for other than cause.

         Compensation Committee of the Board of Directors
                 Marvin O. Schlanger, Chairman
                 Joseph Bordogna
                 Henry L. Diamond
                 Bernard D. Goldstein
                 Roy F. Weston

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Roy F. Weston, the founder, former Chief Executive Officer, and former Chairman of the Board of the Company, is Chairman Emeritus of the Company and as such received a salary of $275,002 in 1994. Mr. Weston also serves as a member of the Compensation Committee.

         Roy F. Weston has an employment agreement with the Company. In connection with his assumption of the position of Chairman Emeritus, effective October 1, 1991, Mr. Weston's employment agreement was amended to provide that he will serve in such capacity until his disability or death at an annual salary equivalent to at least 55% of the midpoint for the salary grade then applicable to the position of Chairman of the Board and Chief Executive Officer. Effective as of January 1, 1992, Mr. Weston no longer participates in the Company's SAR Plan. In the event of his total disability, Mr. Weston's salary shall, after the initial 12-month period of such disability, be reduced to 41.25% of the midpoint of such salary grade. That salary will be continued for a period not to exceed 12 months and will thereafter be reduced further to 27.5% of such midpoint. Such reduced salary will thereafter be continued for a period not to exceed 72 months and will be subject to offset by any disability benefits payable from insurance policies for which premiums are paid by the Company.

OTHER MATTERS

         Henry L. Diamond, a director, is a partner in the law firm of Beveridge & Diamond, P.C. The Company retained the law firm to provide services on a contract during 1994 and expects to continue to retain the firm in fiscal 1995. The amount of the fees paid to the firm in 1994 did not exceed five percent of the law firm's gross revenues for the firm's last full fiscal year.

                           SUMMARY COMPENSATION TABLE

         The following table shows, for the fiscal years ended December 31, 1994, 1993, and 1992, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and each of the four most highly compensated executive officers of the Company whose cash compensation exceeded $100,000 in all capacities in which they served.


                                                                                          LONG-TERM COMPENSATION
                                                                                   ----------------------------------
                                                  ANNUAL COMPENSATION                      AWARDS             PAYOUTS
                                         ----------------------------------        ----------------------     -------
                                                                    OTHER         RESTRICTED     SECURITIES
                                                                    ANNUAL          STOCK        UNDERLYING     LTIP       ALL OTHER
 NAME AND POSITION          YEAR       SALARY       BONUS (1)    COMPENSATION      AWARDS          OPTIONS     PAYOUTS     COMP. (2)
 W. J. Marrazzo             1994       $252,000     $ 25,200       N/A                $0           4,400         $0        $4,500
 President and Chief        1993       $250,868     $ 26,775       N/A                $0           4,400         $0        $4,497
 Executive Officer          1992       $243,846     $110,784       N/A           $200,000 (3)      9,200         $0        $4,364


 A. F. Thompson             1994       $257,251     $ 25,724       N/A                $0          N/A            $0        $4,500
 Chairman of the Board      1993       $256,260     $ 25,724       N/A                $0          N/A            $0        $4,497
                            1992       $248,270     $109,830       N/A                $0          N/A            $0        $4,364


 S. C. Vorndran             1994       $169,938     $ 17,439       N/A                $0           4,000         $0        $4,497
 Exec. Vice President       1993       $168,083     $ 16,800       N/A                $0           4,000         $0        $4,497
                            1992       $160,772     $ 76,042       N/A                $0          11,500         $0        $4,364


 M.C. Murphy                1994       $159,973     $ 18,926       N/A                $0           3,600         $0       $4,500
 Exec. Vice President       1993       $137,960     $ 13,648       N/A                $0           3,600         $0       $4,497
 and Chief Financial        1992       $136,659     $ 71,035       N/A                $0           5,200         $0       $4,364
 Officer


 M.S. Abdelhamid            1994       $152,914     $ 18,973       N/A               $0            2,800         $0       $4,500
 Vice President             1993       $152,773     $  7,315       N/A               $0            2,800         $0       $4,497
                            1992       $155,193     $ 33,070       N/A               $0            5,500         $0       $4,364


(1) Includes amounts under the Salary-at-Risk (SAR) program and the Superior Performance Plan. Payments under the SAR program are included under the caption "Bonus" because it is a pay-for-performance program. SAR payments are considered by the Company to be a portion of the individual's salary which is at risk, payment of which is dependent upon the achievement of corporate and personal performance goals.

(2) Represents amounts contributed by the Company for the executive officers under the Company's Savings Plan.

(3) Reflects 20,000 shares of Series A Common Stock which vest in April 1997. The value appearing in the table reflects a grant date value of $10.00 per share. The value of such shares was $115,000 based on the closing market price of the Series A Stock per share of $5.75, as reported on NASDAQ Stock Market on December 30, 1994. The Company does not pay dividends on restricted stock.

                          PENSION AND RETIREMENT PLANS

RETIREMENT PLAN

         The Company has a defined benefit Retirement Income Plan (the "Retirement Plan") covering all employees of the Company and of certain subsidiaries who attain 21 years of age, complete 1 year of service, and have completed 1,000 hours of service in that year. The Retirement Plan provides a monthly retirement income benefit. For each year an employee is a participant, he will accrue a benefit equal to 1.15% of his compensation for such year up to 75% of the Social Security wage base plus 1.5% of compensation in excess of 75% of the Social Security wage base. Compensation is defined as a participant's W-2 earnings. All contributions to the Retirement Plan are made by the Company, and vesting occurs upon an employee's completion of 5 years of service, the attainment of age 60, or upon disability. Benefits are paid following the participant's retirement after age 60 and, in some instances, upon the death of the participant.

         The following table shows the projected annual pension benefits payable on a straight life annuity basis at normal retirement date (age 65) to each of the individuals listed in the Summary Compensation Table on page 8, assuming continuation of employment to normal retirement date at the rate of plan compensation in effect for 1994, not including any Social Security benefits. The table below computes the projected annual retirement benefits under the Retirement Plan without regard to the Internal Revenue Code's limit on annual pension benefits. For 1994, the limitation was $118,800. The limitation for 1995 is $120,000.



                          ANNUAL PENSION BENEFITS    YEARS OF SERVICE AS OF       NORMAL RETIREMENT
                                    (1)                 DECEMBER 31, 1994               DATE

   William J. Marrazzo           $96,829                       6.1                July 1, 2014
   A. Frederick Thompson         $93,815                      27.2                November 1, 2006
   Steven C. Vorndran            $60,926                       5.9                May 1, 2012
   M. Christine Murphy           $60,206                       4.3                March 1, 2014
   M. Salah Abdelhamid           $59,101                       8.9                October 1, 2009


(1) The amounts of annual pension benefits are based on the full amount of compensation without regard to the limit of $150,000 on compensation that can be taken into account in determining benefits under the Retirement Plan. Annual pension benefits based on plan compensation limits of $150,000 would be $58,307 for Mr. Marrazzo, $69,482 for Dr. Thompson, $50,041 for Mr. Vorndran, $50,603 for Ms. Murphy, and $53,263 for Dr. Abdelhamid.

INSURANCE AND SUPPLEMENTAL RETIREMENT BENEFITS

         The Company has purchased an insurance policy on the life of Roy F. Weston, Chairman Emeritus, in the amount of $4 million. The cash premium paid by the Company for 1994 was $259,355. The cash surrender value of the policy increased $322,000 during 1994.

         The Company's Supplemental Split Dollar Life Insurance Plan (the "Supplemental Plan") provides for death benefits and additional retirement benefits for officers and certain key employees designated by the Chairman of the Board and approved by the Compensation Committee. Upon the death of a participant, the Company will pay a $200,000 death benefit to the participant's designated beneficiary. A participant in the employ of the Company at age 65 will receive a lump sum retirement benefit based upon the participant's years of participation in the Supplemental Plan. None of the five most highly compensated officers participates in the Supplemental Plan.

         Executive officers who do not participate in the Supplemental Plan may be designated by the Chairman of the Board to participate in the Company's Executive Supplemental Benefit Plan (the "Executive Plan"). Under the Executive Plan, upon the death of a participant, the Company will pay a death benefit to the participant's designated beneficiary. Upon the retirement of the participant, supplementary retirement benefits will be paid to the participant for a 15-year period. The amount of the death benefit is based upon a benefit determination made by the Compensation Committee. The supplementary retirement benefit is based on that benefit determination and the participant's years of participation in the Executive Plan. The estimated annual supplementary retirement benefits under the Executive Plan payable upon retirement at age 65 for each of the participating named executive officers listed in the Summary Compensation Table on page 8 are $151,500 for Mr. Marrazzo, $91,000 for Dr. Thompson, $44,000 for Mr. Vorndran, $48,000 for Ms. Murphy, and $28,500 for Dr. Abdelhamid.

         Mr. William J. Marrazzo's Executive Plan provides for an early retirement benefit, payable after 15 years of service with the Company, commencing after age 55 and prior to the normal retirement age of 65. If Mr. Marrazzo were to elect early retirement at age 55, he would be entitled to $42,000 per year payable for each of 15 consecutive years.

         Mrs. Katherine Swoyer Fittipaldi, a director, receives from the Company a pre-retirement death benefit, pursuant to the terms of the Executive Plan under which her late husband, Thomas M. Swoyer, participated. Mr. Swoyer was the President of the Company at the time of his death in 1989. In 1994, the Company paid Mrs. Fittipaldi $80,000. The Company is obligated to make payments of $80,000 for each of the next 5 consecutive years, in equal monthly installments.

STOCK-BASED INCENTIVE COMPENSATION PLAN

         The following table sets forth certain information about grants of options to purchase shares of Series A Common Stock in the last fiscal year to the Chief Executive Officer and the four most highly compensated executive officers of the Company. The Company has not granted stock appreciation rights.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS                         GRANT DATE VALUE
                           -------------------------------------------------------      ----------------
                             NUMBER OF
                            SECURITIES     PERCENT OF                                         GRANT
                            UNDERLYING   TOTAL OPTIONS                                        DATE
                             OPTIONS       GRANTED TO       EXERCISE   EXPIRATION            PRESENT
    NAME                     GRANTED    EMPLOYEES IN 1994    PRICE       DATE               VALUE (1)
    W. J. Marrazzo          4,400 (2)        2.99%          $6.63      2/14/2004             $21,824
    A. F. Thompson              0            0.00%           N/A          N/A                  $0
    S.C. Vorndran           4,000 (2)        2.71%          $6.63      2/14/2004             $19,840
    M.C. Murphy             3,600 (2)        2.44%          $6.63      2/14/2004             $17,856
    M.S. Abdelhamid         2,800 (2)        1.90%          $6.63      2/14/2004             $13,888


(1) Present values were calculated using the Black-Scholes option valuation method. The actual value, if any, that an executive officer may receive is dependent on the excess of the stock price over the exercise price. Use of this model should not be viewed as a forecast of the future performance of the Company's stock price. The estimated grant date present value of each stock option is $4.96 based on the following defined option terms and assumptions: (a) a stock price of $6.63; (b) an exercise price of $6.63; (c) a term of 10 years; (d) a risk-free interest rate of 5.90%, which represents the yield on 10-year Treasury Bonds with maturity dates corresponding to that of the options; (e) a dividend yield of 0%, representing the stock's current yield; and (f) a stock price volatility rate of .605 which reflects how much the stock price varies on a daily basis, and which is calculated as the variance of the rate of return on the stock as measured over the 250 days prior to the grant date.

(2) Options vest 20% a year beginning on the first anniversary of grant and terminate 10 years from date of grant.

         The following table sets forth certain information regarding the number and value, as of December 31, 1994, of unexercised options to purchase shares of Series A Common Stock held by the Chief Executive Officer and the four most highly compensated executive officers. None of the executive officers listed below exercised any stock options in the fiscal year ended December 31, 1994.


    AGGREGATED OPTION EXERCISES IN 1994 AND DECEMBER 31, 1994 OPTION VALUES




                                                         NUMBER OF SECURITIES                  VALUE OF
                          SHARES                        UNDERLYING UNEXERCISED               UNEXERCISED
                         ACQUIRED                             OPTIONS AT               IN-THE-MONEY OPTIONS AT
                            ON           VALUE            DECEMBER 31, 1994                DECEMBER 31, 1994
    NAME                 EXERCISE       REALIZED     EXERCISABLE   UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
    -----------------    ---------      --------     ---------------------------     ----------------------------
    W. J. Marrazzo          0             N/A           14,800         16,000            $0              $0
    A. F. Thompson          0             N/A              N/A            N/A           N/A             N/A
    S. C. Vorndran          0             N/A           12,200         15,800            $0              $0
    M.C. Murphy             0             N/A           10,480         14,720            $0              $0
    M.S. Abdelhamid         0             N/A            6,160         10,040            $0              $0

The table does not include the value of unexercised options which were out-of-the-money as of December 31, 1994.

PERFORMANCE GRAPH

         The following performance graph compares the performance of the Company's Series A Common Stock (NASDAQ symbol: WSTNA) to the Value Line Environmental Services Group Index and the Russell 2000 Index for the Company's last 5 fiscal years. The graph assumes that the value of an investment in the Company's Series A Common Stock and each index was $100 at December 31, 1989 and that all dividends were reinvested. The stock price performance in the graph below is not indicative of future price performance.


                 [GRAPH - COMPARATIVE FIVE-YEAR TOTAL RETURNS]


                            1989     1990      1991      1992     1993      1994

Roy F. Weston, Inc.      $100.00   $70.42   $143.66   $152.11   $81.69    $64.79
Russell 2000 Index       $100.00   $80.49   $117.56   $139.21  $165.52   $162.24
Environment Services     $100.00   $69.09    $82.74    $93.21   $85.94    $83.40

                   AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

         Shareholders will also be asked to vote at the meeting to ratify and approve an amendment to the Employee Stock Purchase Plan (the "Purchase Plan"), adopted by the Board of Directors on March 6, 1995, reserving an additional 450,000 shares of Series A Common Stock for issuance under the Purchase Plan. The amendment would increase the number of shares reserved and available for future issuance under the Purchase Plan to 610,326.

         Under the Purchase Plan, eligible employees are permitted to purchase Series A Common Stock during two 6-month purchase periods each year. The purchase price per share of Series A Common Stock under the Purchase Plan is 85% of the lower of the closing market price of the Series A Common Stock: (a) on the first trading day of the purchase period or (b) on the last trading day of the purchase period. Each person who is an employee of the Company or a participating subsidiary as of the beginning of a purchase period and has been employed by the Company or such subsidiary for at least 20 hours per week, and at least 5 months per year, for at least 30 days immediately preceding such period is eligible to buy shares of Series A Common Stock during such purchase period as long as he or she remains an employee of the Company as of the last business day of such purchase period. However, no employee may purchase shares under the Purchase Plan if such purchase will: (a) cause the employee to own 5% or more of the total combined voting power or value of all series of common stock of the Company or (b) permit the employee to purchase shares under the Purchase Plan in excess of $25,000 per year. Purchases under the Purchase Plan are made at the end of each purchasing period from funds deducted from the pay of employees who elect to participate in the Purchase Plan. Deductions may not exceed 10% of the employee's base salary and salary paid pursuant to the Salary-at-Risk Plan. The Purchase Plan is administered on behalf of the Company by a committee appointed by the Board of Directors. As of December 31, 1994, 1,414,674 shares have been issued under the Purchase Plan. During 1994, 329,500 shares were issued, of which 1,582 shares were purchased by Mr. Marrazzo, 1,318 shares were purchased by Dr. Thompson, 1,318 shares were purchased by Mr. Vorndran, 2,110 shares were purchased by Ms. Murphy, and 791 were purchased by Dr. Abdelhamid. All executive officers as a group purchased 9,523 shares.

         The Board believes that it is desirable to make additional shares available for issuance under the Purchase Plan in order to encourage increased equity participation in the Company by its employees. The affirmative vote of a majority of the aggregate voting power of the outstanding shares of Common Stock and Series A Common Stock represented at the meeting is required to ratify and approve the amendment to the Purchase Plan. Abstentions are counted in tabulations of the votes cast by shareholders on the proposed Purchase Plan and will have the effect of a negative vote.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO RATIFY AND APPROVE THE AMENDMENT TO THE PURCHASE PLAN.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Coopers & Lybrand L.L.P., independent public accountants, served as the independent auditors of the Company for the fiscal year ended December 31, 1994. A representative of Coopers & Lybrand L.L.P. will be in attendance at the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions from shareholders.

                             SHAREHOLDER PROPOSALS

         Proposals submitted by shareholders for inclusion in the Board of Directors' proxy statement and proxy for the 1996 Annual Meeting of Shareholders must be received by the Corporate Secretary of the Company no later than December 1, 1995, and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.


               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires directors and certain officers of the Company and persons or entities holding beneficial ownership of more than 10% of the Company's equity securities to file under the Act reports of beneficial ownership and reports of changes in beneficial ownership. Based solely upon review of the reports and amendments thereto under Section 16(a) of the Act furnished to the Company during its most recent fiscal year, all Section 16(a) reports were filed on a timely basis.


                         ANNUAL REPORT TO SHAREHOLDERS

         A copy of the Company's Annual Report for 1994, containing financial statements for the year ended December 31, 1994, is being furnished to each shareholder of record at the close of business on March 17, 1995.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING CERTAIN EXHIBITS THERETO, MAY BE OBTAINED, WITHOUT CHARGE, BY CONTACTING MR. STEVEN V. ABRAMSON, CORPORATE SECRETARY, ROY F. WESTON, INC., 1 WESTON WAY, WEST CHESTER, PENNSYLVANIA 19380-1499.


                                 OTHER BUSINESS

         The management has no present intention of bringing any other business before the meeting, and has not been informed of any other matters that are to be presented at the meeting. If any such business is properly presented, however, the persons named in the enclosed proxy will vote in accordance with their best judgment.


                                           By Order of the Board of Directors,



                                           Steven V. Abramson
                                           Corporate Secretary

April 3, 1995

[LOGO] PRINTED ON RECYCLED PAPER

/x/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE

                                               THE BOARD OR DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2
                    FOR       WITHELD    NOMINEES: J. Bordogna                                               FOR   AGAINST   ABSTAIN
1. ELECTION OF      / /        / /                 H.L. Diamond        2. Ratification and approval of       / /     / /       / /
   DIRECTORS                                       K.S. Fittipaldi        amendment to Company's Employee
FOR, EXCEPT VOTES WITHHELD FROM THE                R.G. Jahn              Stock Purchase Plan to increase
FOLLOWING NOMINEE(S):                              J.E. Ksansnak          the number of shares reserved
                                                   P.J. Marks             for issuance thereunder by
                                                   W.J. Marrazzo          450,000.
                                                   M.C. Murphy
                                                   M.O. Schlanger      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
                                                   A.F. Thompson       MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).
                                                   S.C. Vorndran       IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
                                                   R.F. Weston         PROPOSALS 1 AND 2.
--------------------------------------
                                                                       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE
                                                                       ENCLOSED ENVELOPE.

                                                                       SERIES A COMMON STOCK



SIGNATURE                                       DATE                      SIGNATURE                                 DATE
         ------------------------------------       ---------------------           ------------------------------      ------------
                                                                                      SIGNATURE IF HELD JOINTLY

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, please so indicate.


                              ROY F. WESTON, INC.

                                 COMMON STOCK

           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 8, 1995

The undersigned hereby appoints A. Frederick Thompson, M. Christine Murphy and Steven V. Abramson as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Roy F. Weston, Inc. held of record by the undersigned on March 17, 1995 at the Annual Meeting of Shareholders to be held on May 8, 1995, or any adjournment thereof.

                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
            PLEASE VOTE, SIGN ON REVERSE SIDE AND RETURN PROMPTLY.

/x/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE

                                               THE BOARD OR DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2
                    FOR       WITHELD    NOMINEES: J. Bordogna                                               FOR   AGAINST   ABSTAIN
1. ELECTION OF      / /        / /                 H.L. Diamond        2. Ratification and approval of       / /     / /       / /
   DIRECTORS                                       K.S. Fittipaldi        amendment to Company's Employee
FOR, EXCEPT VOTES WITHHELD FROM THE                R.G. Jahn              Stock Purchase Plan to increase
FOLLOWING NOMINEE(S):                              J.E. Ksansnak          the number of shares reserved
                                                   P.J. Marks             for issuance thereunder by
                                                   W.J. Marrazzo          450,000.
                                                   M.C. Murphy
                                                   M.O. Schlanger      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
                                                   A.F. Thompson       MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).
                                                   S.C. Vorndran       IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
                                                   R.F. Weston         PROPOSALS 1 AND 2.
--------------------------------------
                                                                       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE
                                                                       ENCLOSED ENVELOPE.

                                                                       SERIES A COMMON STOCK



SIGNATURE                                       DATE                      SIGNATURE                                 DATE
         ------------------------------------       ---------------------           ------------------------------      ------------
                                                                                      SIGNATURE IF HELD JOINTLY

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, please so indicate.


                              ROY F. WESTON, INC.

                             SERIES A COMMON STOCK

           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 8, 1995

The undersigned hereby appoints A. Frederick Thompson, M. Christine Murphy and Steven V. Abramson as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Series A Common Stock of Roy F. Weston, Inc. held of record by the undersigned on March 17, 1995 at the Annual Meeting of Shareholders to be held on May 8, 1995, or any adjournment thereof.

                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
            PLEASE VOTE, SIGN ON REVERSE SIDE AND RETURN PROMPTLY.